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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended 1997 Stock Incentive Plan of Nanogen, Inc. of our report dated January 22, 1999 with respect to the consolidated financial statements of Nanogen, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                                 /s/ Ernst & Young LLP
                                                 ERNST & YOUNG LLP

San Diego, California
July 26, 1999